                                                                    EXHIBIT 99.1

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of FASTech Integration, Inc.:


We have audited the accompanying consolidated balance sheet of FASTech Integration, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the accompanying consolidated financial statements, the Company has restated its financial statements as of December 31, 1997 and for the year then ended.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FASTech Integration, Inc. as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
March 2, 1998, except as to the information in Note 2 for which the date is June 16, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

In our opinion, the accompanying consolidated statements of operations, of cash flows and of stockholders' deficit for the year ended December 31, 1995 present fairly, in all material respects, the results of operations and cash flows of FASTech Integration, Inc. and its subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of FASTech Integration, Inc. for any period subsequent to December 31, 1995.


PRICE WATERHOUSE LLP


Boston, Massachusetts
May 17, 1996

                           FASTECH INTEGRATION, INC.

                          CONSOLIDATED BALANCE SHEETS

                          December 31, 1997 and 1996


                                     ASSETS                                                 1997                 1996
                                                                                       ---------------      ---------------
Current assets:
    Cash and cash equivalents                                                          $    3,500,000       $    4,082,000
    Accounts receivable, net of allowance for doubtful accounts of $616,000
            and $740,000 at December 31, 1997 and 1996, respectively                        4,952,000            5,272,000
    Prepaid expenses and other current assets                                                 211,000              457,000
                                                                                       --------------       --------------

                Total current assets                                                        8,663,000            9,811,000

Property and equipment, net                                                                 2,295,000            2,263,000
Deferred income taxes                                                                               -            1,025,000
Other assets                                                                                  301,000              314,000
                                                                                       --------------       --------------

                    Total assets                                                       $   11,259,000       $   13,413,000
                                                                                       ==============       ==============

            LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED
                         STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable                                                                          787,000              772,000
    Accrued expenses                                                                        2,545,000            4,059,000
    Current portion of capital lease obligations                                              234,000              259,000
    Deferred revenue                                                                        2,326,000            2,009,000
    Short-term borrowings                                                                           -            1,000,000
                                                                                       --------------       --------------

                Total current liabilities                                                   5,892,000            8,099,000
                                                                                       --------------       --------------

Long-term portion of capital lease obligations                                                222,000              219,000
Subordinated debt, net of discount of $392,000                                              2,108,000                    -
Customer deposits                                                                                   -               25,000
                                                                                       --------------       --------------

                Total liabilities                                                           8,222,000            8,343,000
                                                                                       --------------       --------------

Commitments (Note 13)

Redeemable convertible preferred stock, $.01 par value; 2,946,988 shares authorized and issued, 2,754,637 shares issued and outstanding, at issuance price plus accumulated accretion of $3,942,000 and
       $3,407,000 at December 31, 1997 and 1996, respectively                              10,366,000            9,831,000
                                                                                       --------------       --------------

Stockholders' deficit:
    Series E convertible preferred stock, $.01 par value; 70,000 shares authorized, issued and outstanding, at issuance price (liquidation
       preference of $245,000)                                                                152,000              152,000
    Common stock, $.000002 par value; 5,000,000 shares authorized,
       1,131,484 and 1,041,744 shares issued at December 31, 1997 and
       1996, respectively                                                                           -                    -
    Common stock warrants, 250,000 issued and outstanding                                     420,000                    -
    Additional paid-in capital                                                                      -                    -
    Cumulative translation adjustment                                                        (111,000)              (5,000)
    Accumulated deficit                                                                    (7,790,000)          (4,908,000)
    Treasury stock, at cost; 23,684 shares of common stock                                          -                    -
                                                                                       --------------       --------------

                Total stockholders' deficit                                                (7,329,000)          (4,761,000)
                                                                                       --------------       --------------

                    Total liabilities, redeemable convertible preferred stock and
                        stockholders' deficit                                          $   11,259,000       $   13,413,000
                                                                                       ==============       ==============


   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

             for the years ended December 31, 1997, 1996, and 1995


                                                                   1997                 1996                   1995
                                                              ---------------      ---------------        ---------------
Revenues:
    Software licenses                                         $   15,356,000       $   16,329,000         $   12,488,000
    Services                                                       6,976,000            5,969,000              5,042,000
                                                              --------------       --------------         --------------

                                                                  22,332,000           22,298,000             17,530,000
                                                              --------------       --------------         --------------

Costs and expenses:
    Cost of software licenses                                      1,010,000            1,141,000                936,000
    Cost of services                                               4,356,000            4,210,000              3,365,000
    Selling and marketing                                          8,053,000            7,859,000              5,830,000
    Research and development                                       6,370,000            5,977,000              4,440,000
    General and administrative                                     3,053,000            2,881,000              1,880,000
                                                              --------------       --------------         --------------

                                                                  22,842,000           22,068,000             16,451,000
                                                              --------------       --------------         --------------

Income from operations                                              (510,000)             230,000              1,079,000

Interest income                                                       70,000               73,000                 83,000
Interest expense                                                    (251,000)             (81,000)               (47,000)
Foreign exchange gains (losses)                                      (49,000)              (2,000)                 1,000
                                                              --------------       --------------         --------------

Income (loss) before provision (benefit) for  income                (740,000)             220,000              1,116,000
 taxes
Provision (benefit) for income taxes                               1,667,000              123,000               (544,000)
                                                              --------------       --------------         --------------

Net income (loss)                                                 (2,407,000)              97,000              1,660,000

Dividends on preferred stock                                        (521,000)            (521,000)              (521,000)
                                                              --------------       --------------         --------------

Net income (loss) available to common stockholders            $   (2,928,000)      $     (424,000)        $    1,139,000
                                                              ==============       ==============         ==============

Earnings (loss) per common share:
    Basic                                                     $        (2.73)      $         (.43)        $         1.52
    Diluted                                                   $        (2.73)      $         (.43)        $          .41

Weighted average common shares outstanding:
    Basic                                                          1,074,000              982,000                751,000
    Diluted                                                        1,074,000              982,000              4,042,000

   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

             for the years ended December 31, 1997, 1996 and 1995

                                 SERIES E CONVERTIBLE                     COMMON     ADDITIONAL  CUMULATIVE
                                  PREFERRED STOCK        COMMON STOCK     STOCK      PAID-IN     TRANSLATION   ACCUMULATED
                                   SHARES    AMOUNT     SHARES   AMOUNT   WARRANTS    CAPITAL    ADJUSTMENT      DEFICIT
                                 ---------  ---------  -------- --------  --------  ----------- ------------- --------------
Balance at December 31, 1994        70,000  $152,000    778,164                                                  $(5,749,000)

Exercise of common stock                                 82,610                      $  43,000
 options

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                             (43,000)                     (491,000)

Net income                                                                                                         1,660,000
                                 ---------  ---------  --------                     -----------               --------------

Balance at December 31, 1995        70,000   152,000    860,774                                                   (4,580,000)

Exercise of common stock options                        180,970                        108,000

Translation adjustment                                                                             $  (5,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                            (108,000)                     (425,000)

Net income                                                                                                            97,000
                                 ---------  --------- ---------                     ----------- ------------- --------------

Balance at December 31, 1996        70,000   152,000  1,041,744                                       (5,000)     (4,908,000)

Exercise of common stock options                         89,740                         60,000

Issuance of warrants attached to
 subordinated debt                                                       $420,000

Translation adjustment                                                                              (106,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value                                                             (60,000)                     (475,000)

Net loss                                                                                                          (2,407,000)
                                 ---------  --------- --------- --------  --------  ----------- ------------- --------------
Balance at December 31, 1997        70,000  $152,000  1,131,484           $420,000            -    $(111,000)    $(7,790,000)
                                 =========  ========= ========= ========  ========  =========== ============= ==============

                                     TOTAL
                                  STOCKHOLDERS'
                                      DEFICIT
                                 --------------
Balance at December 31, 1994        $(5,597,000)

Exercise of common stock                 43,000
 options

Accretion of redeemable
 convertible preferred
 stock to redemption value             (534,000)

Net income                            1,660,000
                                 --------------

Balance at December 31, 1995         (4,428,000)

Exercise of common stock options        108,000

Translation adjustment                   (5,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value             (533,000)

Net income                               97,000
                                 --------------

Balance at December 31, 1996         (4,761,000)

Exercise of common stock options         60,000

Issuance of warrants attached to
 subordinated debt                      420,000

Translation adjustment                 (106,000)

Accretion of redeemable
 convertible preferred
 stock to redemption value             (535,000)

Net loss                             (2,407,000)
                                 --------------
Balance at December 31, 1997        $(7,329,000)
                                 ==============

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             for the years ended December 31, 1997, 1996 and 1995

                                                                         1997           1996          1995
                                                                         ----           ----          ----
Cash flows from operating activities:
   Net income (loss)                                                  $ (2,407,000)  $    97,000   $  1,660,000
   Adjustments to reconcile net income (loss) to net cash
       (used in) provided by operating activities:
     Depreciation and amortization                                       1,329,000     1,113,000        735,000
     Deferred income taxes                                               1,334,000      (211,000)    (1,123,000)
     Provision for doubtful accounts                                       171,000       431,000        398,000
     Changes in assets and liabilities:
       Accounts receivable                                                 125,000     1,373,000     (4,676,000)
       Prepaid expenses and other current assets                           (71,000)      113,000       (130,000)
       Accounts payable                                                     18,000      (161,000)       948,000
       Accrued expenses                                                 (1,492,000)    1,103,000        916,000
       Deferred revenue                                                    322,000      (255,000)     1,381,000
       Customer deposits                                                   (25,000)     (100,000)             -
                                                                      ------------   -----------   ------------

          Net cash (used in) provided by operating activities             (696,000)    3,503,000        109,000
                                                                      ------------   -----------   ------------

Cash flows from investing activities:
   Purchases of property and equipment                                  (1,362,000)   (1,841,000)    (1,205,000)
   (Increase) decrease in other assets                                       6,000        67,000         (1,000)
                                                                      ------------   -----------   ------------

          Net cash used in investing activities                         (1,356,000)   (1,774,000)    (1,206,000)
                                                                      ------------   -----------   ------------

Cash flows from financing activities:
   Principal payments on capital lease obligations                        (280,000)     (261,000)      (148,000)
   Proceeds (payments) from short-term borrowings                       (1,000,000)    1,000,000              -
   Proceeds from sale and leaseback of equipment                           258,000       451,000         44,000
   Proceeds from exercise of common stock options                           60,000       108,000         43,000
   Proceeds from issuance of subordinated notes                          2,500,000             -              -
                                                                      ------------   -----------   ------------

          Net cash provided by (used in) financing activities            1,538,000     1,298,000        (61,000)
                                                                      ------------   -----------   ------------

Effect of exchange rates on cash and cash equivalents                      (68,000)       (5,000)             -
Net (decrease) increase in cash and cash equivalents                      (582,000)    3,022,000     (1,158,000)
Cash and cash equivalents, beginning of year                             4,082,000     1,060,000      2,218,000
                                                                      ------------   -----------   ------------

Cash and cash equivalents, end of year                                $  3,500,000   $ 4,082,000   $  1,060,000
                                                                      ============   ===========   ============

Supplemental disclosure of cash flow information:
   Cash paid for interest                                             $    251,000   $    83,000   $     46,000
   Cash paid for income taxes                                         $     31,000   $   224,000   $    380,000


   The accompanying notes are an integral part of the consolidated financial statements.

                           FASTECH INTEGRATION, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Revenue from software licenses is recognized upon shipment provided that no significant obligations remain, and collection of the related receivable is probable. The estimated costs of insignificant support obligations are accrued upon shipment. In the event the Company has significant post-shipment obligations or uncertainties remain, software license revenue is deferred and recognized when such obligations are fulfilled by the Company or the uncertainties are resolved.

     Service revenue is recognized ratably over the period the services are performed for software maintenance contracts or as services are performed for certain application consulting contracts and training. Revenue from fixed fee application consulting contracts is recognized using the percentage-of-completion method of contract accounting based on the ratio that costs incurred to date bear to estimated total costs at completion. Revisions in revenue and cost estimates are recorded in the periods in which the facts that require such revisions become known. Losses, if any, are provided for in the period in which such losses are first identified by management.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and supersedes SOP 91-1, "Software Revenue Recognition." The Company will adopt SOP 97-2 effective January 1, 1998. The Company does not expect the new pronouncement will have a material impact on its financial position or results of operations in the future.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires the presentation of comprehensive income and its components.

                                   Continued

                           FASTECH INTEGRATION, INC.

     Comprehensive income presents a measure of all changes in equity that result from recognized transactions and other economic events of the period other than transactions with owners. SFAS 130 requires restatement of all prior-period statements presented after the effective date. The Company will adopt SFAS 130 for the year ended December 31, 1998.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with maturities at date of purchase of three months or less to be cash equivalents. The Company invests its excess cash in mutual funds which invest in U.S. Treasury securities. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

     CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of accounts receivable. The Company performs ongoing credit evaluations of customers' financial condition and, generally, does not require collateral. The Company maintains reserves for potential credit losses, and such losses in the aggregate have not exceeded management expectations.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives, generally three years. Equipment held under capital leases is stated at the lower of the fair market value of the related asset or the present value of the minimum lease payments at the inception of the lease, and is amortized on a straight-line basis over the shorter of the life of the related asset or the term of the lease. Upon retirement or sale, the cost of the property and equipment disposed of and the related accumulated depreciation are removed from the accounts at which time any gain or loss is recorded in results of operations. Maintenance and repair costs are expensed as incurred.

     SOFTWARE DEVELOPMENT COSTS

     Software development costs incurred subsequent to the establishment of technological feasibility, and prior to general release of the Company's products, are capitalized and amortized to cost of software licenses on a straight-line basis over the estimated useful lives of the related products, generally three years or the ratio of current gross revenue to total current and expected future gross revenue of the related products. Unamortized software development costs included in other assets in the accompanying consolidated balance sheet as of December 31, 1996 were $42,684. Software development costs were fully amortized during 1997.

                                   Continued

                           FASTECH INTEGRATION, INC.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the expected future tax consequences, using current tax rates, of temporary differences between the financial statement carrying amounts and the income tax bases of assets and liabilities. A valuation allowance is applied against net deferred tax assets if, based on the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     ACCOUNTING FOR STOCK-BASED COMPENSATION

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), in 1996. As permitted by SFAS No. 123, the Company will elect to continue to apply the intrinsic value methodology provisions of Accounting Principles Board Opinion No. 25 (APB No. 25) for grants or awards of equity instruments to employees. Accordingly, no compensation cost has been recognized in the Company's consolidated financial statements. As required by SFAS No. 123, the Company is using a fair value methodology to measure the compensation element of grants or awards of equity instruments to nonemployees and has disclosed, beginning in 1996, the pro forma effect on net income of using a fair value approach to measure compensation for grants or awards of equity instruments in 1997, 1996 and 1995.

     FOREIGN CURRENCY TRANSLATION

     Generally, the functional currency of the Company's wholly-owned foreign subsidiaries is the U.S. dollar. Accordingly, monetary assets and liabilities are translated using period-end exchange rates; nonmonetary assets and liabilities are translated at historical rates and results of operations are translated at average rates for the period. In 1996, the Company changed the functional currency of a wholly-owned subsidiary from the U.S. dollar to its local currency as a result of a change in economic circumstances. Accordingly, assets and liabilities of this foreign subsidiary are translated to U.S. dollars at period-end exchange rates and revenues and expenses are translated using the average rates during the period. In 1997 and 1996, the effects of foreign currency translation adjustments have been accumulated and are included as a separate component of stockholders' deficit.

     RECLASSIFICATIONS

     Certain reclassifications have been made to the 1995 consolidated financial statements to conform to the 1996 and 1997 presentations.


2. RESTATEMENT OF FINANCIAL INFORMATION:
   ------------------------------------

   In May 1998, in response to a customer dispute regarding the payment due date of an account receivable, the Company re-examined the terms of the originating transaction. As a result of this re-examination, the Company has restated its financial position and operating results as of

                                   Continued

                           FASTECH INTEGRATION, INC.

   December 31, 1997, and for the year then ended, to exclude a software sale that, prior to the restatement, was recorded in the fourth quarter of 1997 and to increase the valuation allowance applied against net deferred tax assets from $1,886,000 (as reported) to $3,651,000 (as restated). The impact of the restatement for the year ended December 31, 1997, is summarized as follows:

                                                                              AS REPORTED          AS RESTATED
                                                                          ----------------     ----------------
         Revenue                                                            $   23,332,000       $   22,332,000
         Income (loss) before provision for income taxes                           227,000             (740,000)
         Provision for income taxes                                                197,000            1,667,000
         Net income (loss)                                                          30,000           (2,407,000)

         Total assets                                                           13,856,000           11,259,000
         Total liabilities                                                       8,382,000            8,222,000
         Total stockholders' deficit                                            (4,892,000)          (7,329,000)


3. BASIC AND DILUTED EARNINGS PER SHARE:
   ------------------------------------

   Basic earnings per share is based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the weighted average number of common shares outstanding during the period plus additional weighted average common equivalent shares outstanding during the period when the effect is not antidilutive. Common equivalent shares result from the assumed exercise of outstanding stock options or the assumed conversion of convertible preferred stock. Common equivalent shares have not been included in the per share calculations for the years ended December 31, 1997 or 1996 as the effect would be antidilutive.

   The following table reconciles the numerator and denominator for basic and diluted earnings per share for the year ended December 31, 1995:

                                                                  INCOME AVAILABLE                              EARNINGS
                                                                     TO COMMON                                    PER
                                                                    STOCKHOLDERS         SHARES                  SHARE
                                                                --------------------    ----------           -------------

     Basic earnings per share                                     $    1,139,000         751,000             $        1.52

     Effect of dilutive securities:
        Stock options                                                                    466,000
        Convertible preferred stock                                                    2,825,000
        Dividends on convertible preferred stock                         521,000
                                                                  ---------------     -----------            -------------

     Diluted earnings per share                                   $    1,660,000       4,042,000             $         .41
                                                                  ================    ============           =============

                                   Continued

                           FASTECH INTEGRATION, INC.

     As of December 31, 1997, total potential common equivalent shares consist of 692,580 stock options outstanding with a weighted average exercise price of $3.14, 250,000 warrants with an exercise price of $6.50, 2,754,637 shares of redeemable convertible preferred stock and 70,000 shares of Series E convertible preferred stock.

4.   PROPERTY AND EQUIPMENT:
     -----------------------

     Property and equipment consist of the following:

                                                        USEFUL LIFE             DECEMBER 31,
                                                                           ---------------------
                                                        (IN YEARS)         1997             1996
                                                        ----------         ----             ----

      Equipment, furniture and fixtures                    3-7         $  5,512,000     $  4,454,000
      Leasehold improvements                                3               173,000          223,000
      Equipment under capital leases                        3             1,223,000          965,000
                                                                       ------------     ------------

                                                                          6,908,000        5,642,000

      Less accumulated depreciation and amortization                      4,613,000        3,379,000
                                                                       ------------     ------------

                                                                       $  2,295,000     $  2,263,000
                                                                       ============     ============


     Depreciation and amortization expense for the years ended December 31, 1997, 1996 and 1995 was $1,302,000, $1,113,000 and $735,000, respectively, of which $316,000, $194,000 and $139,000, respectively, related to equipment under capital leases. Accumulated amortization for equipment under capital leases was $938,000 and $622,000 at December 31, 1997 and 1996, respectively. The equipment under capital leases collateralizes the related lease obligations.


5.   DEBT:
     ----

     SUBORDINATED NOTES

     In July 1997, the Company issued $2,500,000 of subordinated notes with attached warrants to certain stockholders which are due June 30, 2004. One of the stockholders is also a member of the Company's Board of Directors. The Company is required to make quarterly interest payments on the subordinated notes at the rate of 9% per year. The effective interest rate on the subordinated notes is 10.8%. Interest expense on the subordinated notes was $107,000 for the year ended December 31, 1997. In connection with the issuance of the subordinated notes and warrants, the Company recorded a discount on the subordinated notes of $420,000 to reflect the value of the warrants as determined by use of the Black-Scholes option pricing model. Amortization of the discount on the subordinated notes totaled $28,000 for the year ended December 31, 1997.

                                   Continued

                           FASTECH INTEGRATION, INC.

     The warrants attached to the subordinated notes give the holders the right to purchase 250,000 shares of common stock at an exercise price of $6.50 per share, subject to antidilution adjustments, or by surrender of the subordinated notes in an amount equivalent to the exercise price. The warrants may also be exchanged, without payment of additional consideration, for shares of common stock as defined by the related agreement. The warrants expire on June 30, 2004.

     LINE OF CREDIT

     The Company has a line of credit arrangement with its principal bank that allows for borrowings to be used as working capital or for the purchase of equipment. The weighted average interest rate on these borrowings was 10.8% and 10.4% for the years ended December 31, 1997 and 1996, respectively.

     The line of credit provides for working capital borrowings of up to the lesser of $4,000,000 or 80% of eligible accounts receivable and bears interest at the prime rate plus 1/2%. The line of credit also provides for equipment purchase borrowings of up to $1,000,000 or 100% of eligible equipment purchases after March 31, 1997, and bears interest at the prime rate plus 1%. At December 31, 1997, there were no borrowings outstanding under the line of credit. The line of credit arrangement for working capital and equipment purchases expires on April 15, 1998 and March 31, 1998, respectively. The Company intends to renew a modified line of credit arrangement for working capital borrowings of up to the lesser of $1,500,000 or 80% of accounts receivable which will bear interest at the prime rate plus 2%.


6.   ACCRUED EXPENSES:
     -----------------

     Accrued expenses consist of the following:

                                                       DECEMBER 31,
                                                   -------------------
                                                   1997           1996
                                                   ----           ----
      Employee compensation                     $   758,000   $   940,000
      and benefits
      Income and withholding                        217,000       232,000
      taxes
      Commissions and                               526,000     1,613,000
      royalties
      Other accrued expenses                      1,044,000     1,274,000
                                                -----------   -----------

                                                $ 2,545,000   $ 4,059,000
                                                ===========   ===========

                                   Continued

                           FASTECH INTEGRATION, INC.

7.   INCOME TAXES:
     ------------

     The components of income (loss) before income taxes are as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                     -------------------------------
                                                     1997         1996          1995
                                                     ----         ----          ----
      Domestic                                  $  (789,000)  $  140,000  $  1,135,000
      Foreign                                        49,000       80,000       (19,000)
                                                -----------   ----------  ------------

      Income (loss) before income taxes         $  (740,000)  $  220,000  $  1,116,000
                                                ===========   ==========  ============


     The components of the provision (benefit) for income taxes are as follows:

                                                           YEAR ENDED DECEMBER 31,
                                                     ---------------------------------
                                                     1997          1996           1995
                                                     ----         -----           ----
      Current:
        Federal                                                $  198,000    $    209,000
        State                                   $      4,000            -          31,000
        Foreign                                      329,000      136,000         339,000
                                                ------------   ----------    ------------

                                                     333,000      334,000         579,000
                                                ------------   ----------    ------------

      Deferred:
        Federal                                      848,000     (155,000)       (803,000)
        State                                        486,000      (46,000)       (320,000)
        Foreign                                            -      (10,000)              -
                                                ------------   ----------    ------------

                                                   1,334,000     (211,000)     (1,123,000)
                                                ============   ==========    ============

      Provision (benefit) for income taxes      $  1,667,000   $  123,000    $   (544,000)
                                                ============   ==========    ============


     The foreign income tax provision for the years ended December 31, 1997 and 1996 represents withholding taxes imposed upon software license fees in certain foreign jurisdictions.

                                   Continued

                           FASTECH INTEGRATION, INC.

The differences between the income tax provision (benefit) and income taxes computed using the applicable U.S. statutory federal tax rate are as follows:

                                                                                YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------------
                                                                            1997           1996           1995
                                                                         ----------      ---------     -----------
    Tax provision at statutory rate                                   $   (252,000)   $    75,000   $     391,000
    State income taxes, net of federal income
         tax effect                                                       (179,000)      (171,000)         19,000
    Foreign withholding taxes, net of federal
         income tax effect                                                       -              -         220,000
    Federal research and development                                      (279,000)      (110,000)        (85,000)
         tax credit
    Change in deferred tax asset valuation
         allowance                                                       2,317,000        313,000      (1,201,000)
    Permanent differences                                                   50,000         31,000          70,000
    Other                                                                   10,000        (15,000)         42,000
                                                                    ---------------------------------------------

                                                                      $  1,667,000   $    123,000   $    (544,000)
                                                                    =============================================


  Deferred tax assets consist of the following:

                                                                                            DECEMBER 31,
                                                                                   ------------------------------
                                                                                         1997            1996
                                                                                      -----------     -----------
      Deferred tax assets:
        Tax credit carryforwards                                                   $   2,634,000   $   1,933,000
        Net operating loss carryforwards                                                 232,000         130,000
        Reserves not currently deductible                                                785,000         605,000
                                                                                 -------------------------------

      Gross deferred tax assets                                                        3,651,000       2,668,000
      Deferred tax asset valuation allowance                                          (3,651,000)     (1,334,000)
                                                                                 -------------------------------
                                                                                               -   $   1,334,000
                                                                                 ===============================


Realization of the net deferred tax asset is dependent on the Company's ability to generate sufficient taxable income in the future and prior to expiration of the loss carryforwards and certain tax credits. Although management believes that it is more likely than not that all of the gross deferred tax assets will be realized, the weight of objective evidence requires the establishment of a full valuation allowance of approximately $3,651,000 at December 31, 1997.

As of December 31, 1997, the Company has federal net operating loss carryforwards of approximately $635,000, which expire at various dates between 2005 and 2008. The Company has federal and state research and development tax credit carryforwards of approximately $1,291,000 and $507,000, respectively, expiring at various dates between 2007 and 2011. The Company also has foreign tax credit carryforwards of approximately $802,000 which expire at various dates between 1999 and 2002.

Ownership changes, as defined in the Internal Revenue Code, have limited the amount of net operating loss and tax credit carryforwards generated prior to the respective changes in ownership

                                   Continued

                           FASTECH INTEGRATION, INC.

that can be utilized annually to offset future taxable income or tax liability. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Future ownership changes may further limit utilization of the net operating loss and credit carryforwards.


8.         REDEEMABLE CONVERTIBLE PREFERRED STOCK:
           --------------------------------------

Redeemable convertible preferred stock, $.01 par value, recorded at issuance price plus accumulated accretion and net of issuance costs, consists of the following:

                                                                                           DECEMBER 31,
                                                                                    -------------------------
                                                                                        1997          1996
                                                                                      --------      ---------
      Series D, 942,909 shares authorized, issued and                            $    4,733,000  $  4,462,000
      outstanding
      Series C, 600,000 shares authorized, issued and                                 1,951,000     1,853,000
      outstanding
      Series B, 480,572 shares authorized, issued and                                 1,431,000     1,362,000
      outstanding
      Series A, 923,507 shares authorized and issued;                                 2,251,000     2,154,000
      731,156 shares outstanding                                                 ----------------------------

                                                                                 $   10,366,000  $  9,831,000
                                                                                 ============================

In 1992, the Company repurchased 192,351 shares of Series A redeemable convertible preferred stock at a cost of $250,000. The carrying value of Series A redeemable convertible preferred stock and shares outstanding were reduced for the repurchased shares.

    VOTING

    Redeemable convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of redeemable preferred stock is convertible.

    CONVERSION

    The redeemable preferred stock is convertible into common stock at the option of the stockholder based upon a conversion rate as defined by the related agreement (1 to 1 at December 31, 1997). In the event of a public offering of the Company's common stock resulting in gross proceeds of at least $10,000,000 and a price per share of at least $7.00, the redeemable preferred stock converts into common stock upon the effective date of the registration statement.

                                   Continued

                           FASTECH INTEGRATION, INC.

     DIVIDENDS

     Dividends are cumulative and accrue at an annual rate of $.28, $.16, $.14 and $.128 per share on the Series D, Series C, Series B and Series A redeemable convertible preferred stock, respectively.

     REDEMPTION

     On the earlier of June 30, 2004 or the repayment of a certain subordinated note, described in Note 3, the Company is required to redeem up to a maximum of 25%, in any twelve-month period, of the outstanding redeemable convertible preferred stock, at the election of at least two-thirds of the outstanding redeemable convertible preferred stockholders. The redemption price is $3.50, $2.00, $1.75 and $1.60 per share of Series D, Series C, Series B and Series A preferred stock, respectively, subject to anti-dilution adjustments, plus any accrued and unpaid dividends. The difference between the issuance price and the redemption price is being accreted through December 31, 2000 by charges to additional paid-in capital and accumulated deficit in an amount equal to the annual dividend.

     LIQUIDATION

     In the event of liquidation of the Company, holders of the Series D, Series C, Series B and Series A redeemable convertible preferred stock are entitled to receive, in preference to any distribution to the shareholders of Series E convertible preferred stock and common stock, $3.50, $2.00, $1.75 and $1.60 per share, respectively, subject to antidilution adjustments, plus any accrued but unpaid dividends.


9. SERIES E CONVERTIBLE PREFERRED STOCK AND COMMON STOCK:
   -----------------------------------------------------

     SERIES E CONVERTIBLE PREFERRED STOCK

     Series E convertible preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which each share of Series E preferred stock is convertible.

     The Series E preferred stock is convertible into common stock at the option of the stockholder based upon a conversion rate as defined by the related agreement (1 to 1 at December 31, 1997). In the event of a public offering of the Company's common stock resulting in gross proceeds of at least $10,000,000 and a price per share of at least $7.00, the Series E preferred stock converts into common stock upon the effective date of the registration statement.

     In the event of liquidation of the Company, holders of Series E convertible preferred stock are entitled to receive, in preference to any distribution to the common stockholders, $3.50 per share, subject to anti-dilution adjustments, plus any accrued but unpaid dividends.

                                   Continued

                           FASTECH INTEGRATION, INC.

       COMMON STOCK

       The holders of 481,216 common shares, designated as founders' shares, must provide the right of first refusal on the transfer of any of their common shares to preferred stockholders and the Company, pursuant to the stock transfer agreement. The agreement provides the Company with the right to repurchase restricted shares for $.01 per share in the event of termination of employment.

       The Company has reserved 4,565,265 shares of common stock for issuance upon the conversion of the Series D, Series C, Series B and Series A redeemable convertible preferred stock, Series E convertible preferred stock, common stock warrants and for use in the stock plan.


10.  STOCK PLAN:
     ----------

     The 1988 Stock Plan (the "Plan") provides for the grant of incentive stock options and nonqualified stock options, stock awards and stock purchase rights for the purchase of up to an aggregate of 1,298,277 shares of the Company's common stock by officers, employees, consultants and directors of the Company. The Board of Directors is responsible for administration of the Plan. The Board of Directors determines the term of each option, option exercise price, number of shares for which each option is granted and the rate at which each option is exercisable (generally ratably over five years from the grant date). The Company may not grant an employee incentive stock options, that are first exercisable during any one year, with a fair value in excess of $100,000. The Plan expired on February 3, 1998. It is the intention of the Company and the Board of Directors to adopt a new plan in the second quarter of 1998, having substantially similar provisions.

     Incentive stock options may be granted to any officer or employee at an exercise price per share of not less than the fair value per common share on the date of the grant (not less than 110% of the fair value in case of holders of more than 10% of the Company's voting stock). Nonqualified stock options may be granted to any officer, employee, director or consultant at an exercise price per share of not less than the book value per common share as of the end of the fiscal year immediately preceding the date of such grant, or 50% of the fair value per common share on the date of the grant. Options granted under the Plan generally expire seven years from the date of the grant (five years for incentive stock options granted to holders of more than 10% of the Company's voting stock).

     The Company has continued to account for stock-based compensation in accordance with APB 25. Had compensation cost for the Company's stock-based compensation plans been determined based on fair value at the grant dates as calculated in accordance with SFAS 123, the Company's pro forma net income (loss) and earnings per share for the years ended December 31, 1997, 1996 and 1995 would have been $(2,600,000) and $(2.90), $(26,000) and
     $(.56), and $1,649,000 and $1.50 (basic), respectively. In calculating these pro forma disclosures, the fair value of each option grant in 1997, 1996 and 1995 has been estimated on the date of grant using the minimum value method assuming
                                   Continued

                           FASTECH INTEGRATION, INC.

     a weighted average expected life of 6.1, 5.5, 6.0 years, respectively, and a weighted average risk-free interest rate of 6.40%, 6.29% and 6.82%, respectively. The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.

     The following table summarizes stock option activity under the Plan:

                                                                                 WEIGHTED
                                                            NUMBER OF            AVERAGE
                                                             SHARES           EXERCISE PRICE
                                                            ---------         --------------
     Outstanding at December 31, 1994                         660,050          $      .59

     Granted                                                  263,500                2.51
     Canceled                                                 (48,180)                .80
     Exercised                                                (82,610)                .52
                                                           ------------

     Outstanding at December 31, 1995                         792,760                1.21
                                                           ------------

     Granted                                                  332,800                8.31
     Canceled                                                (225,960)               8.92
     Exercised                                               (180,970)                .60
                                                           ------------

     Outstanding at December 31, 1996                         718,630                2.23
                                                           ------------

     Granted                                                  169,050                6.00
     Canceled                                                (105,360)               3.65
     Exercised                                                (89,740)                .67
                                                           ------------

     Outstanding at December 31, 1997                         692,580                3.14
                                                           ============

     The weighted average fair value of options granted in 1997, 1996 and 1995 were $1.93, $2.42 and $.76, respectively.

     The following table summarizes information about stock options outstanding and exercisable at December 31, 1997:

                                      OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              --------------------------------------    ----------------------
                                              WEIGHTED
                                               AVERAGE     WEIGHTED                  WEIGHTED
                                             CONTRACTUAL   AVERAGE                   AVERAGE
                                  NUMBER      REMAINING    EXERCISE       NUMBER     EXERCISE
     RANGE OF EXERCISE PRICES   OUTSTANDING      LIFE       PRICE      EXERCISABLE    PRICE
     ------------------------ -------------  -----------   --------    -----------   ---------
            $0.60                336,930        2.9         $0.60         223,520     $0.60
             1.00                  7,500        4.4          1.00           3,000      1.00
             2.50                 36,050        4.0          2.50          14,630      2.50
             6.00                312,100        5.9          6.00          38,730      6.00
                              -------------                            -----------
                                 692,580                                  279,880
                             ==============                            ===========

     Options exercisable at December 31, 1996 and 1995 were 252,930 and 302,300, respectively.

                                   Continued

                           FASTECH INTEGRATION, INC.

     At December 31, 1997, there were 129,098 options available for grant under the 1988 Plan.


11.  EMPLOYEE BENEFIT PLAN:
     ---------------------

     The Company sponsors a 401(k) retirement savings plan for eligible employees. The Plan covers all employees of the Company who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. All full-time employees are eligible to participate in the 401(k) plan. On February 24, 1997, the Plan was amended to permit the Company to make mandatory matching contributions in an amount equal to 10 percent of an employee's pre-tax contribution. For the year ended December 31, 1997, the Company made mandatory matching contributions to the 401(k) plan in the amount of $54,000. No contributions were made to the 401(k) plan in 1996 or 1995.

12.  SEGMENT AND GEOGRAPHIC INFORMATION:
     ----------------------------------

     The Company operates in one industry segment. The Company designs, develops, markets and supports an integrated suite of Manufacturing Execution System ("MES") workflow software products used primarily by customers in the semiconductor and electronics industries. The Company markets its products primarily in the United States, the Far East and Europe through a direct sales force, system integrators and distributors.

     Unaffiliated export sales to the Far East and Europe were $5,209,000 and $2,140,000, $4,170,000 and $3,919,000, and $14,050,000 and $2,566,000 for
     1997, 1996 and 1995, respectively.

     Revenue from one customer accounted for 11%, 11% and 13% of total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. At December 31, 1997, no customers accounted for greater than 10% of accounts receivable. At December 31, 1996, one customer accounted for 10% of total accounts receivable.

                                   Contiuned

                           FASTECH INTEGRATION, INC.

13.  COMMITMENTS:
     -----------

     The Company leases operating facilities leases operating facilities and certain equipment under noncancelable operating and capital leases that expire through 2000. Future minimum lease payments under noncancelable operating and capital leases are as follows as of December 31, 1997:

                                                      OPERATING            CAPITAL
                                                       LEASES              LEASES
                                                     ----------            --------
            1998                                   $  1,511,000       $     271,000
            1999                                      1,185,000             152,000
            2000                                        887,000              69,000
            2001                                              -                   -
            2002                                              -                   -
                                                   ------------       -------------
                                                   $  3,583,000             492,000
                                                   ============       =============

            Less amounts representing interest                               36,000
                                                                      -------------

            Present value of future minimum lease
             payments                                                 $     456,000
                                                                      =============

     Rent expense was $1,489,000, $1,511,000, and $676,000 for the years ended December 31, 1997, 1996, and 1995, respectively.

14.  SUBSEQUENT EVENT:
     ----------------

     On January 29, 1998, the Company acquired MIDAS Software, Inc. (MIDAS), a developer of maintenance management software used to control and monitor equipment downtime in manufacturing operations. Under the terms of the merger, to be accounted for as a pooling of interests, the Company exchanged 200,000 shares of its common stock for all of the outstanding common stock of MIDAS.

     The Company's financial statements for 1997, 1996 and 1995 have not been prepared to give retroactive effect to the acquisition of MIDAS in accordance with pooling of interests requirements, due to immateriality. However, had the 1997 financial statements been restated, unaudited revenue and net income (loss) for the combined entity would have been $23,382,000 (unaudited) and $(2,431,000) (unaudited), respectively.

                           FASTECH INTEGRATION, INC.

                          CONSOLIDATED BALANCE SHEETS

                   as of June 30, 1998 and December 31, 1997

                        ASSETS                            1998             1997
                                                          ----             ----
                                                       (UNAUDITED)
Current assets:
 Cash and cash equivalents                          $  2,916,000       $  3,500,000
 Accounts receivable, net                              2,735,000          4,952,000
 Other current assets                                    292,000            211,000
                                                    ------------       ------------

     Total current assets                              5,943,000          8,663,000

Fixed assets, net                                      2,343,000          2,295,000
Other assets                                             296,000            301,000
                                                    ------------       ------------

     Total assets                                   $  8,582,000       $ 11,259,000
                                                    ============       ============

        LIABILITIES, REDEEMABLE CONVERTIBLE
     PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

Current liabilities:
 Accounts payable                                      1,242,000            787,000
 Accrued expenses                                      2,071,000          2,545,000
 Current portion of capital lease obligations            191,000            234,000
 Deferred revenue                                      3,215,000          2,326,000
 Line of credit                                        1,172,000                  -
                                                    ------------       ------------

     Total current liabilities                         7,891,000          5,892,000

Long-term portion of capital lease obligations           153,000            222,000
Subordinated debt                                      2,138,000          2,108,000
                                                    ------------       ------------

     Total liabilities                                10,182,000          8,222,000
                                                    ------------       ------------
Commitments (Note 5)

Redeemable convertible preferred stock                10,625,000         10,366,000
                                                    ------------       ------------

Stockholders' deficit:
 Series E convertible preferred stock                    152,000            152,000
 Common stock
 Common stock warrants                                   420,000            420,000
 Additional paid-in capital
 Accumulated comprehensive loss                         (125,000)          (111,000)
 Accumulated deficit                                 (12,672,000)        (7,790,000)
                                                    ------------       ------------

     Total stockholders' deficit                     (12,225,000)        (7,329,000)
                                                    ------------       ------------

      Total liabilities, redeemable convertible
       preferred stock and stockholders' deficit    $  8,582,000       $ 11,259,000
                                                    ============       ============

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                for the six months ended June 30, 1998 and 1997
                                  (Unaudited)

                                                                           1998           1997
                                                                           ----           ----
Revenues:
     Software licenses                                                $  3,939,000   $  8,136,000
     Services                                                            3,427,000      3,268,000
                                                                      ------------   ------------

                                                                         7,366,000     11,404,000
                                                                      ------------   ------------
Cost and expenses:
     Cost of software licenses                                             696,000        498,000
     Cost of services                                                    2,251,000      2,225,000
     Selling and marketing                                               3,902,000      4,009,000
     Research and development                                            3,399,000      3,120,000
     General and administrative                                          1,720,000      1,378,000
                                                                      ------------   ------------

                                                                        11,968,000     11,230,000
                                                                      ------------   ------------

Income (loss) from operations                                           (4,602,000)       174,000

Other income and (expense), net                                           (159,000)       (59,000)
                                                                      ------------   ------------

Income (loss) before provision for income taxes                          (4,761,00)       115,000
Provision for income taxes                                                  62,000         46,000
                                                                      ------------   ------------

Net income (loss)                                                       (4,823,000)        69,000

Dividends on preferred stock                                              (260,000)      (260,000)
                                                                      ------------   ------------

Net loss available to common stockholders                             $ (5,083,000)  $   (191,000)
                                                                      ============   ============
Loss per common share:
     Basic                                                            $      (3.82)  $       (.18)
     Diluted                                                          $      (3.82)  $       (.18)

Weighted average common shares outstanding:
     Basic                                                               1,331,000      1,047,000
     Diluted                                                             1,331,000      1,047,000

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

               for the three months ended June 30, 1998 and 1997
                                  (Unaudited)


                                                          1998         1997
                                                          ----         ----
Revenues:
  Software licenses                                   $ 1,731,000   $ 4,201,000
  Services                                              1,771,000     1,609,000
                                                      -----------   -----------

                                                        3,502,000     5,810,000
                                                      -----------   -----------

Cost and expenses:
   Cost of software licenses                              263,000       293,000
   Cost of services                                     1,094,000     1,132,000
   Selling and marketing                                1,851,000     2,043,000
   Research and development                             1,643,000     1,579,000
   General and administrative                             717,000       702,000
                                                      -----------   -----------

                                                        5,568,000     5,749,000
                                                      -----------   -----------

Income (loss) from operations                          (2,066,000)       61,000

Other income and (expense), net                           (73,000)      (43,000)
                                                      -----------   -----------

Income (loss) before provision for income taxes        (2,139,000)       18,000
Provision for income taxes                                 62,000         7,000
                                                      -----------   -----------

Net income (loss)                                      (2,201,000)       11,000

Dividends on preferred stock                             (130,000)     (130,000)
                                                      -----------   -----------

Net loss available to common stockholders             $(2,231,000)  $  (119,000)
                                                      ===========   ===========

Loss per common share:
  Basic                                               $     (1.74)  $      (.11)
  Diluted                                             $     (1.74)  $      (.11)

Weighted average common shares outstanding:
  Basic                                                 1,338,000     1,062,000
  Diluted                                               1,338,000     1,062,000

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOW

                for the six months ended June 30, 1998 and 1997
                                  (Unaudited)

                                                                                      1998             1997
                                                                                      ----             ----
Cash flows from operating activities:
  Net income(loss)                                                                $(4,823,000)     $     69,000
  Adjustments to reconcile net income(loss) to net cash used in operating activities:
    Depreciation and amortization                                                     672,000           600,000
    Provision for doubtful accounts                                                    64,000           117,000
    Changes in assets and liabilities:
      Accounts receivable                                                           2,430,000        (1,293,000)
      Prepaid expenses and other current assets                                       (48,000)          (74,000)
      Accounts payable                                                                260,000          (253,000)
      Accrued expenses                                                               (534,000)         (679,000)
      Deferred revenue                                                                589,000           365,000
      Customer deposits                                                                     -           (25,000)
                                                                                  -----------      ------------

Net cash used in operating activities                                              (1,390,000)       (1,173,000)
                                                                                  -----------      ------------

Cash flows from investing activities:
  Purchases of property and equipment                                                (678,000)         (653,000)
  Decrease in other assets                                                             11,000            36,000
  Cash acquired from MIDAS acquisition                                                394,000                 -
                                                                                  -----------      ------------

Net cash used in investing activities                                                (273,000)         (617,000)
                                                                                  -----------      ------------

Cash flows from financing activities:
  Principal payments on capital lease obligations                                    (112,000)         (149,000)
  Proceeds from short-term borrowings                                               1,166,000                 -
  Proceeds from exercise of common stock options                                       40,000            41,000
                                                                                  -----------      ------------

Net cash provided by (used in) financing activities                                 1,094,000          (108,000)
                                                                                  -----------      ------------

Effect of exchange rates on cash and cash equivalents                                 (15,000)           (4,000)

Net decrease in cash and cash equivalents                                            (584,000)       (1,902,000)

Cash and cash equivalents, beginning of period                                      3,500,000         4,082,000
                                                                                  -----------      ------------

Cash and cash equivalents, end of period                                          $ 2,916,000      $  2,180,000
                                                                                  ===========      ============

   The accompanying notes are an integral part of the financial statements.

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS



1.    Basis of Presentation:
      ---------------------

      The accompanying condensed consolidated financial statements are unaudited and have been prepared by the Company in accordance with generally accepted accounting principles.

      Certain information and footnote disclosures normally included in the Company's annual financial statements have been condensed or omitted. The interim financial statements, in the opinion of management, reflect all adjustments (including normal recurring accruals) necessary for a fair presentation of results for the interim periods ended June 30, 1998 and 1997.

      These interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 1997.



2.    Midas Acquisition:
      -----------------

      On January 29, 1998, the Company acquired MIDAS Software, Inc. (MIDAS), a developer of maintenance management software used to control and monitor equipment downtime in manufacturing operations. The Company exchanged 200,000 shares of its common stock for all of the outstanding common stock of MIDAS. The MIDAS acquisition was accounted for as a pooling of interests.

      The condensed consolidated financial statements do not include the financial position, operating results and cash flows of MIDAS prior to January 1, 1998, due to immateriality.



3.    Basic and Diluted Earnings Per Share:
      -------------------------------------

      Basic earnings per share is based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share is based upon the weighted average number of common shares outstanding during the period plus additional weighted average common equivalent shares outstanding during the period when the effect is not anti-dilutive. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants or the assumed conversion of convertible preferred stock. Common equivalent shares have not been included in the per share calculations for the three and six months ended June 30, 1998 and 1997 as the effect would be anti-dilutive. As of June 30, 1998, total potential common equivalent shares consist of 699,820 stock options outstanding with a weighted average exercise price of $4.01, 250,000 warrants with an exercise price of $6.50, 2,754,637 shares of redeemable convertible preferred stock and 70,000 shares of Series E convertible preferred stock.

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS,
                                   CONTINUED



4.    Line of Credit:
      --------------

      On July 13, 1998, the Company renewed and modified an existing line of credit arrangement for working capital borrowings of up to the lesser of $1,500,000 or 80% of eligible accounts receivable. The line of credit bears interest at prime rate plus 2% and is payable on demand. As of June 30, 1998, there was $1,172,000 of borrowings outstanding under the line of credit.



5.    Commitments:
      -----------

      On April 22, 1998, the Company signed a development agreement with a software developer. The agreement requires the Company to make development payments totaling $1,540,000 over a four- year period. Under the agreement, minimum development payments for the years ended December 31, 1998, 1999, 2000 and 2001 are $420,000, $420,000, $420,000, and $280,000,
      respectively.


6.    Stockholders' Equity:
      --------------------

      On January 15, 1998, the Company permanently retired 192,351 shares of Series A redeemable convertible preferred stock and 23,684 shares of common stock.

      On April 28, 1998, the Company increased the number of authorized shares of common stock to 5,500,000. The Company also adopted the 1998 Stock Plan, the successor to the 1988 Stock Plan. The 1998 Stock Plan provides for the grant of incentive options and nonqualified stock options, stock awards and stock purchase rights for the purchase of up to an aggregate of 250,000 shares of the Company's common stock by officers, employees, consultants and directors of the Company.



7.    Comprehensive Income:
      --------------------

      The Company has adopted SFAS No. 130, "Reporting Comprehensive Income", which requires that all components of comprehensive income and total comprehensive income be reported and that changes be shown in a financial statement displayed with the same prominence as other financial statements. The Company has elected to disclose this information in its statement of stockholders' equity. For the six months ended June 30, 1998 and 1997, total comprehensive income (loss) was as follows:

                                                                          Six months ended June 30,
                                                                           1998                    1997
                                                                           ----                    ----
         Net income (loss)                                               $(4,823,000)              $69,000

         Foreign currency translation adjustment                             (14,000)               (4,000)
                                                                      ---------------             ---------

         Total comprehensive income (loss)                               $(4,837,000)              $65,000
                                                                      ===============             =========

                           FASTECH INTEGRATION, INC.

           NOTES TO THE CONSOLIDATED CONDENSED FINANCIAL STATEMENTS,
                                   CONTINUED



8.    New Accounting Pronouncements:
      -----------------------------

      In October 1997, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 97-2, "Software Revenue Recognition," which provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and supercedes SOP 91-1, "Software Revenue Recognition." The Company adopted the guidelines of SOP 97-2 as of January 1, 1998 and the impact of such adoption was not material to the results of operations or cash flows for the period ended June 30, 1998.

      In July 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. The interim reporting disclosures are not required in the first year of adoption. SFAS 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. SFAS 131 changes current practice under SFAS No. 14 by establishing a new framework on which to base segment reporting. The "management" approach expands the required disclosures for each segment. The Company will adopt SFAS 131 in the fourth quarter ended December 31, 1998 and has not yet determined the impact of such adoption on its segment reporting.


9.    Subsequent Event:
      ----------------

      In August 1998, the Company signed a Letter of Intent with Brooks Automation, Inc. ("Brooks") to merge the companies. Brooks is a developer, manufacturer and supplier of substrate handling robots, modules, software, controls and fully integrated cluster tool handling systems for the semiconductor and flat panel display process equipment industries. The merger is intended to be accounted for as a pooling of interest. The transaction has been approved by the Company's and Brooks' respective board of directors and is expected to close in September 1998.